UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: September 12, 2017
(Date of earliest event reported)

CELLECTAR BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-36598	04-3321804
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3301 Agriculture Drive, Madison, Wisconsin 53716
(Address of principal executive offices)

(608) 441-8120
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On September 12, 2017, we convened a special meeting of stockholders at our offices in Madison, Wisconsin (the “Special Meeting”). The purpose of the Special Meeting was to ratify the approval of the amendment (the “Certificate of Amendment”) to our Second Amended and Restated Certificate of Incorporation to increase the authorized shares and shares of common stock by 40,000,000 shares, which was previously approved by the Company’s stockholders at our annual meeting of stockholders held on May 31, 2017.

A total of 13,922,170 shares of our common stock outstanding as of August 10, 2017, the record date for the Meeting, were eligible to receive notice of and vote at the Meeting. A quorum of stockholders holding 10,348,558 shares were present, voting in person or by proxy.

At the Special Meeting, the following proposal was presented for stockholder approval:

Proposal – Ratification of the approval of the amendment of the certificate of incorporation to increase the number of authorized shares of common stock by 40,000,000 shares, from 40,000,000 to 80,000,000 shares

The voting was as follows:

For	Against	Abstain	Broker Non-Votes
8,325,294	1,833,270	189,994	—

The stockholders approved the ratification of the approval of the Certificate of Amendment to increase the authorized number of shares of common stock to 80,000,000. In accordance with the above results, the Amendment was duly ratified and we have filed a certificate of validation in respect of the Amendment with the Secretary of State of the State of Delaware.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 12, 2017	CELLECTAR BIOSCIENCES, INC.

	By:	/s/ John P. Hamill
Name: John P. Hamill
Title: Interim Chief Financial Officer

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